UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

                    The Corporation's annual meeting of shareholders was held on April 19, 2010. At that meeting, the shareholders voted on two matters: the election of directors and the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2010. All directors of the Corporation were standing for election at the meeting. The directors were elected by the following votes:

Election of Directors	Votes Cast
			Broker
All nominees for director were elected:	For	Withheld	Non-Votes
Gary E. Anderson	16,528,735	163,132	2,990,914
J. Daniel Bernson	16,528,313	163,554	2,990,914
Nancy Bowman	16,413,191	278,676	2,990,914
James A. Currie	16,420,465	271,402	2,990,914
Thomas T. Huff	16,456,134	235,733	2,990,914
Michael T. Laethem	16,506,845	185,022	2,990,914
Geoffery E. Merszei	16,510,366	181,501	2,990,914
Terence F. Moore	16,514,059	177,808	2,990,914
Aloysius J. Oliver	12,872,143	3,819,724	2,990,914
David B. Ramaker	16,340,680	351,187	2,990,914
Larry D. Stauffer	16,539,772	152,095	2,990,914
William S. Stavropoulos	16,304,834	387,033	2,990,914
Franklin C. Wheatlake	16,548,695	143,172	2,990,914

                    The shareholders ratified the appointment of KMPG LLP as independent registered public accounting firm for the year ending December 31, 2010 by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
19,563,749	85,411	33,621	0

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 20, 2010	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer